SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 15, 2002

Asia Global Crossing Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-30994 (Commission File Number)	98-022-4159 (IRS Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton, Bermuda (Address of Principal Executive Offices)	HM12 (Zip Code)

Registrant’s telephone number, including area code (441) 296-8600

Item 5. Other Events.

     On April 15, 2002, Asia Global Crossing Ltd. (“Asia Global Crossing”) issued a press release concerning availing itself of a thirty-day grace period for paying the interest due on April 15th on its $408 million of 13.375% Senior Notes due 2010.

     A copy of the Asia Global Crossing press release, dated April 15, 2002, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Asia Global Crossing Ltd. Press Release, dated April 15, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.

By:	/s/ Charles F. Carroll

Name: Charles F. Carroll Title: General Counsel

Dated: April 15, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Asia Global Crossing Ltd. Press Release, dated April 15, 2002